UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 26, 2004

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

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Item 12.  Results of Operations and Financial Condition

The information in this Item 12 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 12 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On April 26, 2004, Standard Register issued an earnings release announcing its financial results for the first quarter ended March 28, 2004.  A copy of the earnings press release is attached as Exhibit 99.1 and is furnished under this Item 12.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: April 27, 2004	/s/ Kathryn A. Lamme
By: Kathryn A. Lamme Vice President, General Counsel & Secretary

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EXHIBIT 99.1

Standard Register

FOR IMMEDIATE RELEASE

Contact:

Standard Register

Laurie Spiegelberg, Corporate Communications

P.O. Box 1167 · Dayton, OH   45401-1167

937.221.1230

937.221.1000 · 937.221.1486

laurie.spiegelberg@standardregister.com

www.standardregister.com

Robert J. Cestelli, Investor Relations

937.221.1304

robert.cestelli@standardregister.com

Standard Register Reports 2004 First-Quarter Results

DAYTON, Ohio (April 26, 2004) -- Standard Register (NYSE:SR) today reported results for the 2004 first quarter ended March 28, 2004.

Revenue in the 2004 first quarter was $226.1 million.  This represents a 4-percent decrease from revenue of $236.1 million in the 2003 first quarter.

“While revenue was down compared to the first quarter last year, there are encouraging signs with our top line,” said Dennis Rediker, Standard Register president and chief executive officer.  “First-quarter revenue was higher than fourth-quarter revenue, while traditionally the company has experienced a decline from the fourth quarter to the first quarter.  We also saw solid gains in both our production backlogs and our unbilled custom finished inventories that await future shipment to customers.  In addition, new contract activity has increased significantly versus prior quarters.

“We target revenue to increase as we proceed through the year.  We’re focused on converting earlier contract wins into revenue, gaining additional share in our traditional document and label markets and capturing new opportunities through digital printing, managed services and technology solutions.”

Earnings in the quarter were negatively affected by pricing pressure, high pension expenses and restructuring charges.

The company reported a net loss of $6.5 million, or $0.23 per share, in the 2004 first quarter compared to a net loss of $1.1 million, or $0.04 per share, in the 2003 first quarter.  Restructuring expense in the 2004 period accounted for $3.4 million in pretax expense, equivalent to $0.07 per share after tax.  Excluding the restructuring expense, earnings declined

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STANDARD REGISTER – 2

$0.12 per share versus the prior year–the net effect of weaker pricing, decreased unit sales, significantly higher pension expenses, lower operating costs and lower interest expense.  Pension expense in the 2004 quarter was equivalent to approximately $0.13 per share, compared to approximately $0.05 per share in the prior year.

The company expects higher pension expenses and pricing pressure to continue to be factors in the near term.  It targets increases in revenue and productivity to help it overcome these factors.

“We are confident in the company’s prospects for the future,” Rediker said.  “We have a strong financial condition.  And, with our investments and transformation efforts in recent years, we have further solidified the company as a leader in business process improvement, document management and other information solutions, aligned with customers’ changing needs in an increasingly ‘digital’ world.  We are committed to turning opportunities into results and delivering superior long-term value for shareholders, customers and our associates.”

About Standard Register

Standard Register (NYSE:SR) is a leading information solutions company, with more than 90 years of innovation in improving the way business gets done in healthcare, financial services, manufacturing and other industries.  The company helps organizations increase efficiency, reduce costs, enhance security and grow revenue by effectively capturing, managing and using information.  Its offerings range from document and label solutions to e-business solutions to consulting and managed services.  More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2004 and beyond could differ materially from the Company’s current expectations.   Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

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STANDARD REGISTER – 3

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 28, 2003.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

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STATEMENT OF OPERATIONS	Y-T-D
(In Thousands, except Per Share Amounts)	13 Weeks Ended
	28-Mar-04	30-Mar-03
TOTAL REVENUE	$226,054	$236,143
COST OF SALES	142,511	147,642
GROSS MARGIN	83,543	88,501
COSTS AND EXPENSES
Research and Development	3,605	5,034
Selling, General and Administrative	75,837	71,525
Depreciation and Amortization	10,636	12,593
Restructuring	3,381	-
TOTAL COSTS AND EXPENSES	93,459	89,152
LOSS FROM OPERATIONS	(9,916)	(651)
OTHER INCOME (EXPENSE)
Interest Expense	(690)	(1,663)
Investment and Other Income	50	396
Total Other Expense	(640)	(1,267)
LOSS BEFORE INCOME TAXES	(10,556)	(1,918)
Income Tax Benefit	(4,057)	(786)
NET LOSS	($6,499)	($1,132)
Average Number of Shares Outstanding - Basic and Diluted	28,483	28,202
Loss Per Share - Basic and Diluted	($0.23)	($0.04)
Dividends Paid Per Share	$0.23	$0.23
BALANCE SHEET
(In Thousands)	28-Mar-04	28-Dec-03
ASSETS
Cash & Short Term Investments	$58,019	$76,959
Accounts Receivable	131,727	125,943
Inventories	51,646	49,757
Other Current Assets	34,432	32,802
Total Current Assets	275,824	285,461
Plant and Equipment	160,445	165,538
Goodwill and Intangible Assets	68,332	68,623
Deferred Taxes	76,604	72,654
Other Assets	36,324	36,681
Total Assets	$617,529	$628,957
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities	$93,750	$99,823
Deferred Compensation	15,193	15,526
Long-Term Debt	125,000	125,000
Retiree Healthcare	49,321	49,769
Pension Liability	90,393	89,608
Other Long-Term Liabilities	574	643
Shareholders' Equity	243,298	248,588
Total Liabilities and Shareholders' Equity	$617,529	$628,957